As filed with the Securities and Exchange Commission on December 20, 2001

Registration No. 333-81303

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY OFFICE PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	34-4151656 (I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stanley M. Stevens, Esq.
Executive Vice President, Chief Legal Counsel and Secretary
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Warren Gorrell, Jr., Esq.
George P. Barsness, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II" INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX
Consent of Arthur Andersen LLP

EXPLANATORY NOTE

     Equity Office Properties Trust is filing this post-effective amendment solely to file Exhibit 23.4 to the registration statement. As such, this post-effective amendment shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(d) under the Securities Act of 1933, as amended.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.	Exhibit Description

4.1*	Form of Common Share Certificate (incorporated herein by reference to Exhibit 5.1 to Equity Office’s Registration Statement on Form 8-A filed with the Commission on June 19, 1997)
5.1*	Opinion of Rosenberg & Liebentritt, P.C. regarding the legality of the securities being registered
8.1*	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1*	Consent of Rosenberg & Liebentritt, P.C. (included as part of Exhibit 5.1)
23.2*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
23.3*	Consent of Ernst & Young LLP
23.4	Consent of Arthur Andersen LLP
24.1*	Power of attorney (included in signature page)

*	Previously filed.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on December 20, 2001.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ Timothy H. Callahan

Timothy H. Callahan President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 20th day of December, 2001.

Signature	Title

/s/ Timothy H. Callahan Timothy H. Callahan	President, Chief Executive Officer and Trustee (principal executive officer)

/s/ Richard D. Kincaid Richard D. Kincaid	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

/s/ Stephen M. Briggs Stephen M. Briggs	Senior Vice-President-Chief Accounting Officer (principal accounting officer)

* Samuel Zell	Chairman of the Board of Trustees

* Sheli Z. Rosenberg	Trustee

* Thomas E. Dobrowski	Trustee

* James D. Harper, Jr.	Trustee

* Jerry M. Reinsdorf	Trustee

* William M. Goodyear	Trustee

* David K. McKown	Trustee

II-2

* Edwin N. Sidman	Trustee

* D. J. André de Bock	Trustee

John S. Moody	Trustee

William Wilson III	Trustee

Jan H.W.R. van der Vlist	Trustee

Warren E. Spieker, Jr.	Trustee

John A. Foster	Trustee

Craig G. Vought	Trustee

*	Pursuant to power of attorney

By:	/s/ Timothy H. Callahan Timothy H. Callahan Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1*	Form of Common Share Certificate (incorporated herein by reference to Exhibit 5.1 to Equity Office’s Registration Statement on Form 8-A filed with the Commission on June 19, 1997)
5.1*	Opinion of Rosenberg & Liebentritt, P.C. regarding the legality of the securities being registered
8.1*	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1*	Consent of Rosenberg & Liebentritt, P.C. (included as part of Exhibit 5.1)
23.2*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
23.3*	Consent of Ernst & Young LLP
23.4	Consent of Arthur Andersen LLP
24.1*	Power of attorney (included in signature page)

*	Previously filed.